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                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(3)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-12

                           HECLA MINING COMPANY
               (Name of Registrant as Specified in Its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ X ]  No fee required.

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       and 0-11.

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      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount Previously Paid:

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[Hecla Logo]

         ----------------------ADJOURNMENT NOTICE----------------------
                                   PLEASE VOTE
                                                                    June 3, 2002
Dear Fellow Shareholder:

     A portion of our Annual Meeting of Shareholders was further adjourned to allow additional time for shareholders to vote on Proposals 3, 4 and 5 outlined in the proxy materials sent to you last April. The regular annual meeting was held on May 10 and all routine items were approved. The adjourned portion of the meeting for the purposes of voting on Proposals 3, 4 and 5 will be reconvened at 10 a.m. on July 18, 2002, at Hecla's corporate headquarters. You are eligible to vote if you owned Hecla common shares on the record date of March 14, 2002, even if you have sold your shares since that time. We are required to send this notice to all shareholders, so if you have already voted on these issues, we thank you, and there is no need to vote again unless you wish to change your vote. Shares already voted are approximately 75% in favor of the plans; however, not enough votes have been received to meet the NYSE requirement that a majority of outstanding common shares be voted on these proposals. Brokers cannot cast a vote on your behalf on these proposals, so individual shareholders must vote.
     If you have not already voted, please return the enclosed proxy card as soon as possible, or vote via telephone or Internet according to the instructions included on the proxy card. You need only vote on Proposals 3, 4 and 5. You may also receive a telephone call from our proxy solicitation firm, Georgeson Shareholder. You may vote directly on the phone with them if they call you; however, it is preferable that you vote immediately via the telephone or Internet instructions on your proxy card.
     The Plans outlined below are intended to more closely align management and shareholder interests by providing incentives more directly linked to the increase in shareholder value. They are also intended to give the Corporation a competitive advantage in attracting, retaining and motivating its officers and key employees.
     As indicated in the Proxy Statement sent out earlier this year, the three proposals to be voted on are as follows:
     3) Amendment to 1995 Stock Plan: This would increase the maximum number of shares of Common Stock that may be issued under the plan from 3,000,000 to 6,000,000 and would extend the term of the 1995 Stock Incentive Plan from 10 years to 15 years.
     4) Amendment to Stock Plan for Nonemployee Directors: This would increase the maximum number of shares of Common Stock that may be issued under the plan from 120,000 to 1,000,000 and would change the number of shares of Common Stock to be delivered to each nonemployee director annually from 1,000 shares to that number of shares determined by dividing $10,000 by the average closing price for the Corporation's Common Stock on the New York Stock Exchange for the prior calendar year.


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     5) Adoption of the Key Employee Deferred Compensation Plan: This would authorize a total of 6,000,000 shares of Common Stock of the Corporation to be issued under the plan over a number of years as part of a deferred compensation plan for key employees.
     Hecla's Board of Directors recommends a vote "FOR" all proposals. However, every vote is greatly appreciated as we endeavor to obtain the number of votes necessary to resolve these issues.

Thank you for your time and effort.
Hecla Mining Company
Coeur d'Alene, Idaho   208-769-4100